Exhibit 10.1

CERTAIN IDENTIFIED INFO RMATION HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[***] identifies that information has been redacted from this exhibit.

DATED 4 August, 2023

PHILIP MORRIS PRODUCTS S.A.	(1)
And
KAIVAL BRANDS INTERNATIONAL, LLC	(2)
And
BIDI VAPOR, LLC	(3)
And
KAIVAL BRANDS INNOVATIONS GROUP, INC.	(4)

DEED OF AMENDMENT NO.1 To the Licensing Agreement

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THIS DEED is dated

Parties

(1)	PHILIP MORRIS PRODUCTS S.A., a corporation incorporated under the laws of Switzerland (registered no. CH-105-950.151), with offices at Quai Jeanrenaud 3, 2000 Neuchatel, Switzerland (“PMI”).

(2)	KAIVAL BRANDS INTERNATIONAL, LLC, a corporation incorporated under the laws of Delaware, USA with (registered no. 6670323), whose registered office is at 401 N. Wickham Road, Suite 130, Melbourne, Florida 32935 (“KBI”).

(3)	BIDI VAPOR, LLC, a Florida limited liability company organized and registered in the United States of America whose registered office is at 200 S. Orange Ave. Suite 2300, Orlando FL 32801 United States of America (“Bidi”).

(4)	KAIVAL BRANDS INNOVATIONS GROUP, INC., a Delaware corporation incorporated and registered in the United States of America as a Delaware limited liability company whose registered office is at 4460 Old Dixie Hwy, Grant, FL 32949 United States of America (“Kaival”).

Background

(A)	PMI and KBI entered into a deed of licensing agreement on 13 June 2022 (the “Agreement”).

(B)	In accordance with clause 40 of the Agreement, PMI and KBI wish to amend the Agreement in accordance with the terms of this deed with effect from 30 June 2023 (the “Variation Date”).

(C)	In a deed of guarantee between Bidi and Kaival (together the “Guarantors”) and PMI dated 13 June 2022 (“Guarantee”) the Guarantors guaranteed certain obligations of KBI under the Agreement.

(D)	In a deed of letter between the Guarantors and PMI dated 13 June 2022 (“IP Side Letter”) the Guarantors agreed to grant certain rights to PMI directly and perform certain obligations of KBI under the Agreement directly for PMI’s benefit in certain circumstances.

(E)	The Guarantors have agreed to be a party to this deed solely for the purpose of recording their consent to the amendments made pursuant to this deed.

Agreed Terms

1	Terms defined in the Agreement

In this deed, expressions defined in the Agreement and used in this deed have the meaning set out in the Agreement. The rules of interpretation set out in the Agreement apply to this deed.

2	WARRANTIES

2.1	Each party severally warrants and represents to the other parties that:

(a)	it has the requisite power and authority to enter into and perform this deed;

(b)	it has taken all action necessary to enable it to enter into and perform this deed and has obtained all approvals and consents required for the performance by it of the transactions contemplated by this deed; and

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(c)	the execution and delivery of, and the performance by it of its obligations under this deed will not result in a breach of any order, judgment or decree of any court or governmental agency.

3	Variation

3.1	With effect from the Variation Date the parties agree the following amendments to the Agreement:

(a)	The definitions of [***] shall be deleted.

(b)	The definition of Royalties shall be replaced with:

“Royalties”	means the royalties payable by PMI to KBI with respect to the Shipment of Products in the Markets calculated in accordance with clause 16.1.

(c)	The following shall be added to the definitions in clause 1.1 of the Agreement, such addition to appear in alphabetical order according to the other definitions:

“Capacity”	means the volume of E-Liquid contained within a unit of the Product at Shipment as published by PMI.
“Critical Quality Standards”	means the standards, requirements and processes set out in Schedule 11, as may be amended from time to time by the parties in writing.
“Shipment”	means the sale of a unit of a Product by PMI or an Affiliate of PMI in a Market to (a) a Third Party distributor or reseller; or (b) a final consumer where PMI or the Affiliate of PMI sells the Product through its own channels directly to final consumers, which shall be deemed to occur at the point of shipment of the unit by PMI or the Affiliate of PMI (as the case may be) as determined in line with PMI’s standard internal accounting standards and external reporting practices

(d)	A new clause 6.4 shall be added, as follows:

6.4 KBI shall comply with the Critical Quality Standards.

(e)	The last sentence of clause 7.5 shall be deleted.

(f)	Clause 8.4 shall be deleted.

(g)	Clauses 16.1 to 16.9 (inclusive) of the Agreement shall be deleted and replaced with the following:

16.1	In consideration for the grant of the Licensed Rights by KBI to PMI, PMI shall, subject to the remainder of this clause 16 and clause 20.12, pay to KBI a royalty in respect of the Shipment of each unit of each Product manufactured pursuant to this agreement, calculated by reference to the Capacity of such unit, as follows:

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Unit Capacity	Royalty (per unit)
[***]	USD $0.08
[***]	USD $0.12
[***]	USD $0.16

PROVIDED THAT, if the number of Shipments of Products of any Capacity or configuration during the Term (which, for clarity, includes the Initial Period and each Extension Period that exists) and the Sell-Out Period after the deduction of Returns exceeds [***] units, then with respect to Shipments during the first full Quarter thereafter and each subsequent Quarter for the rest of the Term and the Sell-Out Period, the royalty for the Shipment of each unit of each Product manufactured pursuant to this agreement shall be calculated by reference to the Capacity of such unit, as follows (instead of as set out in the table above):

Unit Capacity	Royalty (per unit)
[***]	USD $0.10
[***]	USD $0.15
[***]	USD $0.20

16.2	The parties agree that [***]. Without prejudice to the foregoing and/or any rights or remedies of PMI under this agreement or at law [***], the parties agree that any units of a Product that are returned by a customer [***] to PMI [***] for the purposes of calculating the Royalties payable to KBI under this clause 16.

(h)	Clause 16.10 shall be replaced with:

16.10	Within [***] of the end of each Quarter, PMI shall submit or cause to be submitted to KBI a statement in writing (“Royalty Statement”) recording, in reasonably sufficient detail for KBI’s audit purposes, the calculation of Royalties due under this agreement in respect of that Quarter.

(i)	In clause 16.11, the words “[***]” shall be deleted.

(j)	In clause 16.16, the words “[***]” shall be deleted.

(k)	In clause 24.3(b), the words “[***]” shall be deleted.

(l)	In clause 26.1, the words “for a period of six (6) years after the expiry or termination of this agreement” shall be replaced with “for a period of two (2) years after the expiry or termination of this agreement”.

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(m)	In clause 30.1(c), the words “[***]” shall be deleted.

(n)	Clauses 30.3 and 30.4 shall be deleted.

(o)	Schedule 1 shall be replaced with the Schedule attached at Annex 1 to this deed.

(p)	The Schedule set out at Annex 2 to this deed shall be added as a new Schedule 11 to the Agreement.

3.2	Except as set out in clause 3.1, the Agreement shall continue in full force and effect.

3.3	To the extent of any conflict between the terms of the Agreement and this deed, the terms of this deed will prevail.

4	consequences of variation

4.1	The parties agree the following (including for the purposes of calculating the Actual Payments under clause 5 of this deed):

(a)	any accrued and unpaid [***] shall be cancelled and shall not be credited against Royalties after the Variation Date (including for the purpose of calculating the reconciliation required by clause 5 of this Deed);

(b)	any amount in respect of any [***] that has not been paid by PMI to KBI by the Variation Date shall cease to be payable by PMI as of the Variation Date;

(c)	any Guaranteed Royalty that has not been paid by PMI by the Variation Date shall cease to be payable by PMI as of the Variation Date.

4.2	PMI shall not be required to submit a Royalty Statement under clause 16.10 of the Agreement or pay any Royalty under clause 16 of the Agreement with respect to the Quarter ending on the Variation Date. Any Royalties due with respect to such period shall be accounted for as part of the reconciliation process set out in clause 5 of this deed.

4.3	The parties agree that PMI [***] as of the Variation Date.

5	reconciliation

5.1	Despite the variations to the Agreement set out in clause 3.1 of this deed (the “Variations”) taking effect on the Variation Date, the parties intend the effect of the Variations on payments between PMI and KBI and credits to be retroactive from the Commencement Date.

5.2	Accordingly, KBI and PMI shall perform a reconciliation in accordance with this clause 5 to ensure that the amounts paid by PMI to KBI under the Agreement in relation to the period from the Commencement Date to the Variation Date (“Actual Payments”) are the same as the amounts that PMI would have paid to KBI had the Variations been in place from the Commencement Date until the Variation Date (“Varied Payments”). The Varied Payments shall include, without limitation, [***].

5.3	As soon as reasonably practicable after 30 June 2023, PMI shall send to KBI a statement setting out details of the Actual Payments and the Varied Payments and KBI and PMI shall review and agree by 31July 2023 (or such other date as agreed by KBI and PMI) the amount that is required to be paid by one of KBI or PMI (“Owing Party”) to the other (“Owed Party”) in order to reconcile the difference (if any) between the Actual Payments and the Varied Payments. The Owing Party shall pay the Owed Party such amount by 31 August 2023 or such other date as agreed by PMI and KBI, provided that PMI and KBI have confirmed in writing the agreed reconciliation amount.

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6	GUARANTORS’ CONSENT TO VARIATION

The Guarantors consent to KBI entering into this deed. The Guarantors agree that their guarantee and other obligations under the Guarantee and the IP Side Letter remain fully effective and:

(a)	apply to the Agreement as varied by this deed; and

(b)	subject to clause 6.1(a), are not released, reduced or otherwise adversely affected by any provision of this deed.

7	Confidentiality

The parties agree that the existence and contents of this deed shall be deemed to be Confidential Information under the Agreement.

8	COUNTERPARTS

This deed may be executed in any number of counterparts, each of which shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

9	Governing law

This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation (a “Dispute”) shall be governed by and construed in accordance with the law of England and Wales.

10	dispute resolution and jurisdiction

In event of a Dispute between PMI and KBI, clauses 48 to 50 (inclusive) of the Agreement shall apply, save that where the Dispute is between PMI and one or both Guarantors, clause 11 of the Guarantee shall apply.

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IN WITNESS of which this agreement has been executed and, on the date set out above, delivered as a deed.

Executed and delivered as a deed by PHILIP MORRIS PRODUCTS S.A. acting by ANKUR MODI and RICHARD LUTE, who, in accordance with the laws of the Switzerland, are acting under the authority of the company	/s/AnkurModi Authorised Signatory /s/ Richard Lute Authorised Signatory
Executed and delivered as a deed by KAIVAL BRANDS INTERNATIONAL, LLC acting by NIRAJKUMAR PATEL and ERIC MOSSER, who, in accordance with the laws of the United States of America, are acting under the authority of the company	/s/ Nirajkumar Patel Authorised Signatory /s/ Eric Mosser Authorised Signatory
GUARANTORS:

Executed and delivered as a deed by KAIVAL BRANDS INNOVATIONS GROUP, INC. acting by NIRAJKUMAR PATEL and ERIC MOSSER, who, in accordance with the laws of the United States of America, are acting under the authority of the company

/s/ Nirajkumar Patel Authorised Signatory /s/ Eric Mosser Authorised Signatory

Executed and delivered as a deed by BIDI VAPOR, LLC acting by NIRAJKUMAR PATEL, who, in accordance with the laws of the United States of America, is acting under the authority of the company	/s/ Nirajkumar Patel Authorised Signatory

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Annex 1

SCHEDULE 1

The Markets

[***]

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Annex 2

SCHEDULE 11

CRITICAL QUALITY STANDARDS (VERSION 1.0)

[***]

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